Exhibit 99.1

Annovis Announces New Publication in a Peer-Reviewed Journal

MALVERN, Pa. -- May 21, 2024 -- Annovis Bio, Inc. (NYSE: ANVS) (“Annovis” or the “Company”), a clinical-stage drug platform company developing novel therapies for neurodegenerative diseases, announced the publication of a new article focused on the comparison of pharmacokinetic profiles of Posiphen (or buntanetap) across different species in a peer-reviewed journal Biomolecules as part of the Special Issue: Role of Amyloid Protein in Neurological Diseases.

“This publication is a testament to many years of research at Annovis. While we have conducted numerous studies to advance our Posiphen pipeline, this is the first systematic and comprehensive comparison in multiple animal and human samples," says Maria Maccecchini, Ph.D., Founder, President, and CEO of Annovis. "Consolidating all this data into one publication offers a more holistic view of Posiphen, enhancing our understanding of its mechanisms.”

Title: Comparative Analysis of Posiphen Pharmacokinetics across Different Species—Similar Absorption and Metabolism in Mouse, Rat, Dog and Human

Summary: This article synthesizes findings from various preclinical and clinical studies on Posiphen's absorption and metabolism from mice, rats, dogs, and humans. The aim was to better understand the differences in the drug’s pharmacokinetic behavior, identify which animal models most closely mimic human responses, and explore the potential clinical implications of these variations.

Key highlights:

•	Posiphen quickly reaches peak concentration in plasma, followed by high absorption in the brain and cerebrospinal fluid (CSF).

•	Posiphen metabolizes into two primary metabolites: N1-norposiphen and N8-norposiphen.

•	Both Posiphen and its metabolites exhibit rapid clearance in animal models and human subjects; however, in the CSF or the brain, the drug stays longer.

•	Posiphen's absorption, distribution, metabolism, and excretion are similar in healthy volunteers and patients with Alzheimer’s and Parkinson’s diseases.

The article can be found on the journal’s website via the link.

About Annovis Bio, Inc.

Headquartered in Malvern, Pennsylvania, Annovis Bio, Inc. is a clinical-stage, drug platform company addressing neurodegeneration, such as Alzheimer’s Disease (AD), Parkinson’s Disease (PD), and other chronic neurodegenerative diseases. It is believed to be the only company developing a drug for both AD and PD designed to inhibit more than one neurotoxic protein to restore axonal and synaptic activity. By improving brain function, the company’s goal is to treat memory loss and dementia associated with AD as well as body and brain dysfunction associated with PD. For more information on Annovis Bio, please visit the Company's website www.annovisbio.com and follow us on LinkedIn and X (formerly known as Twitter).

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the Company's plans related to clinical trials. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by forward-looking statements, including regarding patient enrollment, the effectiveness of Buntanetap and the timing, effectiveness, and anticipated results of the Company's clinical trials evaluating the efficacy, safety and tolerability of buntanetap. See also additional risk factors set forth in the Company's periodic filings with the SEC, including, but not limited to, those risks and uncertainties listed in the section entitled "Risk Factors," in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. All forward-looking statements in this press release are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact:

Maria Maccecchini, Ph.D.

maccecchini@annovisbio.com